Exhibit 10.25

FORM OF LOAN AGREEMENT (Series 2014-VFN[—], Class A)

Dated as of [—] [—], 2014

by and among

GE CAPITAL CREDIT CARD MASTER NOTE TRUST,

as Borrower,

THE LENDERS PARTIES HERETO

and

THE MANAGING AGENTS FOR THE LENDER

GROUPS PARTIES HERETO

GE Capital Credit Card Master Note Trust,

Loan Agreement (Series 2014-VFN[—], Class A)

i

TABLE OF CONTENTS

(continued)

SCHEDULES AND EXHIBITS

Exhibit A	Form of Borrowing Notice

Schedule A	Lenders Groups, Bank Sponsored Lenders, Committed Lenders, Managing Agents and Related Information

GE Capital Credit Card Master Note Trust,

Loan Agreement (Series 2014-VFN[—], Class A)

ii

LOAN AGREEMENT (Series 2014-VFN[—], Class A), dated as of [—] [—], 2014 (this “Agreement”), by and among: (i) GE Capital Credit Card Master Note Trust, a statutory trust organized under the laws of the State of Delaware (the “Borrower”); (ii) the Lenders party hereto from time to time; and (iii) the Managing Agents party hereto from time to time.

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions. Unless otherwise defined herein, terms defined in the Indenture Supplement are used herein as defined therein, or if not defined in the Indenture Supplement, but defined in the Indenture, as defined in the Indenture. Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere herein) the following respective meanings:

“Accounting Changes” means, with respect to any Person, an adoption of GAAP different from such principles previously used for reporting purposes by such Person as permitted or required by GAAP.

“Administrator” means General Electric Capital Corporation in its capacity as administrator for the Borrower under the Borrower Administration Agreement or any other Person designated as a successor thereunder.

“Administration Assignment” is defined in Section 7.17(a).

“Advance” is defined in Section 2.1(a).

“Advances Outstanding” means, for any day, the aggregate principal amount of the Advances outstanding on such day, after giving effect to all repayments and fundings of the Advances on such day.

“Adverse Claim” means any claim of ownership or any lien other than Permitted Encumbrances.

“Affected Party” means each of the following Persons: each Managing Agent, each Lender, each Liquidity Provider and each corporation owning, directly or indirectly, any Lender, Managing Agent or Liquidity Provider that is a bank.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

“Agreement” is defined in the preamble.

“Alternative Fee Rate” for any Lender Group has the meaning specified in the Fee Letter for such Lender Group.

“Alternative Rate” shall mean, with respect to any Lender for any Interest Period (or any portion thereof), an interest rate per annum equal to the Eurodollar Rate for such Interest Period (or portion thereof); provided, however, that:

(a) if the Alternative Rate becomes applicable with respect to such Lender and any portion of such Lender’s Lender Interest without at least three Business Days’ prior notice, then, for such portion, the Alternative Rate for each day prior to the third Business Day following the date of such notice shall be the Base Rate or such other rate as may be agreed between the applicable Managing Agent on behalf of such Lender and the Borrower;

(b) if the aggregate portion of such Lender’s Lender Interest on any day to be funded by such Lender or any of its Liquidity Providers at the Alternative Rate is less than $1,000,000, then the Alternative Rate for such Lender for such day shall be the Base Rate or such other rate as may be agreed between the applicable Managing Agent on behalf of such Lender and the Borrower; and

(c) if a Eurodollar Rate Disruption Event shall have occurred, the Alternative Rate shall be the Base Rate or such other rate as may be agreed between the applicable Managing Agent on behalf of such Lender and the Borrower.

“Bank Sponsored Lender” means each party designated as a “Bank Sponsored Lender” on the signature pages and Schedule A to this Agreement or in the applicable joinder or assignment documentation pursuant to which such Person becomes a party to this Agreement.

“Bank Sponsored Lender Liquidity Arrangement” means each liquidity, credit enhancement or “back-stop” purchase or loan facility for a Bank Sponsored Lender relating to this Agreement (but not including the Commitment of a Committed Lender under this Agreement).

“Base Rate” means, for any Lender and any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate for such day, plus 0.50% and (b) the floating commercial loan rate of interest in effect for such day as publicly announced from time to time by such Lender or its Managing Agent as its “prime rate;” provided, however, to the extent neither the Lender nor its Managing Agent publicly announces its prime rate, then the rate of interest in effect for such day for clause (b) is that identified and normally published in the “Money Rates” section of The Wall Street Journal (New York Edition) as the “prime rate” (or, if more than one rate is published as the prime rate, then the average of such rates) (and, if The Wall Street Journal (New York Edition) no longer reports the prime rate, or if such prime rate no longer exists, or the Managing Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing prime rate, then the Managing

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Agent may select a reasonably comparable index or source to use as the basis for the prime rate). The “prime rate” is a rate set by such Lender or its Managing Agent based upon various factors including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the prime rate announced by such Person shall take effect at the opening of business on the day specified in the public announcement of such change. Each determination of the Base Rate and interest accrued by reference to the Base Rate shall be calculated on the basis of actual days elapsed and the number of days in the related calendar year.

“Borrower” means GE Capital Credit Card Master Note Trust, a statutory trust organized under the laws of the State of Delaware.

“Borrower Administration Agreement” means the Administration Agreement, dated as of September 25, 2003, among the Borrower, the Administrator and BNY Mellon Trust of Delaware, as trustee.

“Borrower Trust Agreement” means the Trust Agreement, dated as of September 25, 2003, of GE Capital Credit Card Master Note Trust.

“Borrowing Notice” is defined in Section 2.2.

“Claims” is defined in Section 7.17(b).

“Class A Additional Amounts” means any amounts payable to any Affected Party hereunder or under the Indenture Supplement, other than Interest, principal and Non-Use Fees in respect of the Class A Notes, including amounts payable under Sections 2.8, 2.9 and 6.1.

“Class A Agreement Regarding Loans” means the Lenders’ Agreement Regarding GE Capital Credit Card Master Note Trust Loans (Series 2014-VFN[—], Class A), dated as of [—] [—], 2014, among the Lenders and the Managing Agents parties thereto from time to time.

“Class A Commitment Amount” means, for any Committed Lender, the amount set forth as such for the initial Committed Lenders party hereto on Schedule A to this Agreement in the table setting forth the “Lender Groups” and, for any other Committed Lender, in the joinder or assignment documentation by which such Lender became a party to this Agreement or assumed the Class A Commitment Amount (or a portion thereof) of another Lender hereunder. To the extent that any Committed Lender assigns any portion of its Class A Commitment Amount pursuant to the terms of this Agreement and the Class A Agreement Regarding Loans, such Committed Lender’s Class A Commitment Amount shall be reduced by the amount thereof that is assigned.

“Class A Non-Use Fee” for any Lender Group has the meaning specified in the Fee Letter for such Lender Group.

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“Class A Note” means any Series 2014-VFN[—] Note issued under the Indenture to the Managing Agent for a Lender Group for the benefit of the Lenders in such Lender Group substantially in the form of Exhibit A-1 to the Indenture Supplement.

“Class B Loan Agreement” means the Loan Agreement (Series 2014-VFN[—], Class B) dated as of [—] [—], 2014, among GE Capital Credit Card Master Note Trust, the lenders parties thereto from time to time.

“Commercial Paper” means the short-term promissory notes of any Bank Sponsored Lender or RIC issued and sold from time to time in the U.S. commercial paper market and other similar short-term debt instruments.

“Commitment” means, for any Committed Lender, the maximum amount of such Committed Lender’s commitment to fund the Advances hereunder, which shall be an amount equal to such Committed Lender’s Class A Commitment Amount.

“Committed Bank Sponsored Lender” means each Committed Lender that is also a Bank Sponsored Lender.

“Committed Lender” means each financial institution designated as a “Committed Lender” on the signature pages and Schedule A to this Agreement or in the applicable joinder or assignment documentation pursuant to which such financial institution becomes a party to this Agreement.

“CP Rate” means, with respect to each Bank Sponsored Lender, a rate of interest equal to the lesser of (i) a per annum rate equal to LIBOR for the applicable Interest Period plus 0.10% and (ii) the per annum rate (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) equivalent to the weighted average of the per annum rates, as determined by the Managing Agent for the Lender Group of which such Lender is a member, paid or payable by such Lender from time to time as interest on or otherwise in respect of Commercial Paper issued by such Lender to fund the making or maintenance of the Advances (and which may also be allocated in part to the funding of other assets of such Lender) during the related Interest Period (or portion thereof) as determined by the applicable Managing Agent, which rates shall reflect and give effect to (i) certain documentation and transaction costs (including dealer and placement agent commissions) associated with the issuance of the Commercial Paper, and (ii) other borrowings (other than under any Bank Sponsored Lender Liquidity Arrangement) by such Lender, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the applicable Managing Agent to fund such Lender’s making or maintenance of the Advances during such Interest Period; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the related Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that the CP Rate with respect to any LIBOR Bank Sponsored Lender shall be LIBOR for the applicable Interest Period (or any portion thereof).

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“Default Rate” means a rate per annum equal to the sum of (i) LIBOR as determined for the applicable Interest Period and (ii) a margin of 2.00% per annum.

“Delegation Date” is defined in Section 7.17(c).

“Dollars” or “$” means lawful currency of the United States of America.

“Early Amortization Event” means a Trust Early Amortization Event or a Series 2014-VFN[—] Early Amortization Event.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“Eurodollar Rate” means, with respect to any Lender Interest (or portion thereof), and with respect to any Interest Period (or portion thereof), a rate per annum equal to LIBOR for such Interest Period (or portion thereof) plus the Alternative Fee Rate. Each determination of the Eurodollar Rate shall be calculated on the basis of actual days elapsed and a year of 360 days.

“Eurodollar Rate Disruption Event” shall mean, any of the following: (a) a determination by any Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority for such Lender or its applicable funding source to obtain United States dollars in the London interbank market to make or maintain the Advances for any Interest Period (or portion thereof) or (b) a determination by any Lender that by reason of circumstances affecting the London interbank market generally United States dollars cannot be obtained in such market by such Lender or its applicable funding source to make or maintain the Advances for any Interest Period (or portion thereof).

“FATCA” means Sections 1471 through Section 1474 of the Code (and any successor sections thereto) and any Treasury regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day and any Lender, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to such Lender or its Managing Agent on such day on such transactions as determined by it.

“Fee Letter” means, with respect to any Lender Group, the letter agreement designated therein as a Fee Letter related to the Class A Notes and then in effect, among the Borrower, RFS Holding, L.L.C. and the Managing Agent for such Lender Group.

“Final Liquidation Date” means the earliest date, following the Closing Date, on which all Commitments have terminated, the Advances Outstanding have been reduced to zero and all accrued and unpaid Interest, all Class A Non-Use Fees and all Class A Additional Amounts have been paid in full in cash.

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“Funding Rate” means with respect to any Lender and any Interest Period or portion thereof, a rate per annum equal to the rate of interest (or if more than one rate, the weighted average of the rates) equal to (a) to the extent such Lender is funding any portion of its Lender Interest for all or any portion of such Interest Period through the issuance of Commercial Paper, the applicable CP Rate plus the applicable Program Fee Rate; and (b) to the extent such Lender is funding any portion of its Lender Interest for all or any portion of such Interest Period other than through the issuance of Commercial Paper, the Alternative Rate; provided, however, that (i) at any time when any Early Amortization Event shall have occurred and be continuing, the Funding Rate with respect to each Lender shall be the Default Rate; and (ii) to the extent that any Lender (or the applicable Managing Agent on its behalf) must determine the Funding Rate for any Interest Period prior to the end of such Interest Period, such determination may be based on estimates of any of the component rates applicable during such Interest Period, and any overpayment or underpayment of interest resulting from such estimation shall be taken into account in calculating interest for the next succeeding Interest Period, if any, as contemplated in Section 4.1(a) of the Indenture Supplement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, modified by Accounting Changes.

“Governmental Authority” means any nation or government, any state, county, city, town, district, board, bureau, office, commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Group Limit” means, with respect to any Lender Group, the aggregate amount of the Commitments of the Committed Lenders in such Lender Group.

“Indemnified Amounts” means, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other reasonable out-of-pocket costs of investigation or defense, including those incurred upon any appeal).

“Indenture” means the Master Indenture, dated as of September 25, 2003, between the Borrower and Deutsche Bank Trust Company Americas, as indenture trustee.

“Indenture Supplement” means the Indenture Supplement dated as of [—] [—], 2014, between the Borrower and the Indenture Trustee, supplementing the Indenture and relating to the Series 2014-VFN[—] Notes.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, as indenture trustee under the Indenture.

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“Initial Advance” is defined in Section 2.1(a).

“Interest” means Class A Monthly Interest, plus any Class A Additional Interest.

“Investment Company Act” means the provisions of the Investment Company Act of 1940, 15 U.S.C. §§ 80a et seq., and any regulations promulgated thereunder.

“IRS” is defined in Section 2.8(b).

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of a Governmental Authority.

“Lender” means any Bank Sponsored Lender or Committed Lender, and “Lenders” means, collectively, all Bank Sponsored Lenders and Committed Lenders.

“Lender Commitment Percentage” means with respect to any Committed Lender, the percentage equivalent of a fraction, the numerator of which is such Committed Lender’s Commitment, and the denominator of which is equal to the aggregate of the Commitments of all Committed Lenders in the related Lender Group.

“Lender Group” means any group of Lenders designated as such on the signature pages and Schedule A to this Agreement or in the applicable joinder or amendment documentation, consisting of one or more Lenders, at least one of which shall be a Committed Lender, and a related Managing Agent.

“Lender Indemnified Person” is defined in Section 6.1(a).

“Lender Interest” means, with respect to any Lender at any time, the portion of the Advances Outstanding funded by such Lender.

“LIBOR” means as defined in the Indenture Supplement.

“LIBOR Bank Sponsored Lender” means a Bank Sponsored Lender designated as such on Schedule A to this Agreement or in the applicable joinder or assignment documentation pursuant to which such Person becomes a party to this Agreement.

“Liquidity Provider” means, with respect to the Bank Sponsored Lender(s) in any Lender Group, a party previously approved by GE Capital Retail Bank that has agreed to make Support Advances to the Bank Sponsored Lender(s) in such Lender Group pursuant to a Bank Sponsored Lender Liquidity Arrangement.

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Loan Agreement Limit” means, on any day, the aggregate of the Commitments of all Committed Lenders in effect on such day.

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“Lookback Period” is defined in Section 2.9(a).

“Managing Agent” means, with respect to any Lender Group, the Person so designated on the signature pages and Schedule A to this Agreement or in the applicable joinder or amendment documentation with respect to any Lender Group arising hereunder after the Closing Date.

“Material Adverse Effect” means, with respect to the Borrower, a material adverse effect on (a) the ability of the Borrower to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of the Managing Agents or the Lenders under any Related Document or (c) the Collateral or liens of the Indenture Trustee thereon or the priority of such liens.

“Maximum Lawful Rate” is defined in Section 2.7(d).

“Maximum Loan Amount” means (i) with respect to any Bank Sponsored Lender (other than a Committed Bank Sponsored Lender), the aggregate Commitments of the Committed Lenders with respect to such Bank Sponsored Lender; provided, however, that if such Committed Lenders are also Committed Lenders with respect to other Bank Sponsored Lenders (other than Committed Bank Sponsored Lenders) in the same Lender Group, the aggregate of the Maximum Loan Amounts of all such Bank Sponsored Lenders shall not exceed the aggregate Commitments of such Committed Lenders, and (ii) with respect to any Committed Bank Sponsored Lender, the amount of its Commitment.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Managing Agents or any other Affected Party arising under or in connection with this Agreement, the Class A Notes and each other Related Document.

“Other Borrower” means, with respect to any Bank Sponsored Lender, any Person, other than the Borrower, that has entered into a receivables purchase agreement, receivables transfer agreement, loan agreement or funding agreement with such Bank Sponsored Lender.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Program Changes” is defined in Section 7.17(a).

“Program Fee Rate” for any Lender Group has the meaning specified in the Fee Letter for such Lender Group.

“Regulatory Change” is defined in Section 2.9(a).

“Related Documents” means, collectively, the Indenture, the Indenture Supplement, the Transfer Agreement, the Bank Receivables Sale Agreement, the Servicing

8	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

Agreement, the Trust Agreement, the Borrower Administration Agreement, the Custody and Control Agreement, this Agreement, the Class A Agreement Regarding Loans, the Class B Loan Agreement, the Class B Agreement Regarding Loans, the Fee Letter, the Class A Notes and the Class B Notes.

“Replacement Person” is defined in Section 2.9(d).

“Required Class B Note Principal Balance” means, at any time, an amount equal to the product of the Class B Pro Rata Percentage and the Note Principal Balance at such time.

“Required Lenders” means, at any time, (i) if there is only one Lender Group, the Managing Agent for such Lender Group, acting at the direction of the Bank Sponsored Lenders and of Committed Lenders having a majority of the Advances Outstanding in such Lender Group and (ii) if there are two or more Lender Groups, two or more Managing Agents for Lender Groups, each acting at the direction of the Bank Sponsored Lenders and the Committed Lenders having a majority of the Advances Outstanding in its Lender Group, so long as the portions of the Advances Outstanding funded by such Lender Groups aggregate more than 50% of the Advances Outstanding.

“RIC” means, with respect to any Lender, a receivables investment company administered by the Managing Agent for the related Lender Group or an Affiliate thereof, which obtains funding through the issuance of Commercial Paper.

“Rule 17g-5” means Rule 17g-5 under the U.S. Securities Exchange Act of 1934 (as amended), as interpreted by the U.S. Securities and Exchange Commission from time to time.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Servicer” means GE Capital in its capacity as Servicer for the Borrower under the Servicing Agreement or any other Person designated as a Successor Servicer thereunder.

“Servicing Agreement” means the Servicing Agreement dated as of June 27, 2003, between the Borrower and GE Capital (as successor to GE Capital Retail Bank), as the Servicer.

“Servicing Agreement Amendment” is defined in Section 7.17(a).

“Servicing Liability Release” is defined in Section 7.17(c).

“Servicing Assignment” is defined in Section 7.17(a).

“Stock” means all shares, options, warrants, membership interests in a limited liability company, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting,

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including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Subservicer” is defined in Section 7.17(c).

“Subservicing Agreement” is defined in Section 7.17(c).

“Successor Servicer” is defined in Section 6.2 of the Servicing Agreement.

“Support Advance” means, with respect to a Liquidity Provider and its related Bank Sponsored Lender, any participation held by such Liquidity Provider in such Bank Sponsored Lender’s share of the Advances which was purchased from such Bank Sponsored Lender pursuant to a Bank Sponsored Lender Liquidity Arrangement and any loans or other advances made by such Liquidity Provider to such Bank Sponsored Lender pursuant to a Bank Sponsored Lender Liquidity Arrangement to fund such Bank Sponsored Lender’s making or maintaining its funding of the Advances.

“Taxes” means taxes, levies, imposts, duties, charges, fees, deductions or withholdings.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Withholding Taxes” is defined in Section 2.8(b).

Section 1.2. Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the fiscal calendar of the Borrower and its Affiliates; (b) terms defined in Article 9 of the UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its

10	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

terms; (i) references to any Person include that Person’s successors and permitted assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) words in the singular include the plural and words in the plural include the singular.

Section 1.3. Appendices. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

Section 1.4. Intended Characterization. The parties hereto agree that it is their mutual intent that, for all purposes, the Advances made hereunder will constitute indebtedness of the Borrower. Further, each party hereto hereby covenants to every other party hereto to treat the Advances made hereunder as indebtedness for all purposes, including in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Advances hereunder as indebtedness. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

ARTICLE II

COMMITMENT; THE ADVANCES

Section 2.1. The Advances.

(a) On the terms and subject to the conditions set forth in this Agreement and the Indenture Supplement, the Borrower may from time to time on or prior to the last day of the Revolving Period request loans pursuant to this Section 2.1 (each, an “Advance”) to be made by the Lenders in accordance with this Article II, including an initial advance in the aggregate amount of $[—] to be made on the Closing Date (the “Initial Advance”). Each Advance requested by the Borrower shall be allocated to the Lender Groups pro rata based on their respective Group Limits. If there are any Committed Bank Sponsored Lenders in a Lender Group, each such Committed Bank Sponsored Lender shall be obligated to fund its Lender Commitment Percentage of the Advance. If there is more than one Bank Sponsored Lender (excluding Committed Bank Sponsored Lenders) in the same Lender Group, the portion of the Advance allocated to such Lender Group shall be allocated among such Bank Sponsored Lenders (excluding Committed Bank Sponsored Lenders) as determined by the Managing Agent for the applicable Lender Group. Each Bank Sponsored Lender (other than a Committed Bank Sponsored Lender) may, in its sole and absolute discretion, decline to lend to the Borrower all or any portion of the share of any Advance allocated to such Bank Sponsored Lender by its Managing Agent.

If a Bank Sponsored Lender (other than a Committed Bank Sponsored Lender) elects not to lend the full amount of the share of the requested Advance allocated to its Lender Group on the terms and subject to the conditions set forth in this Agreement, each of the Committed Lenders (other than a Committed Bank Sponsored Lender) with respect to the applicable Lender Group shall lend to the Borrower the share of the requested Advance not made by such Bank Sponsored Lender pro rata in accordance with their respective Commitments.

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(b) Notwithstanding the foregoing, under no circumstances shall any Committed Lender be required to participate in making an Advance if after giving effect thereto (i) the Advances Outstanding would exceed the Loan Agreement Limit then in effect, (ii) the portion of the Advances Outstanding funded by the Lenders in any Lender Group would exceed the Group Limit for such Lender Group or (iii) the portion of the Advances Outstanding owing to such Committed Lender would exceed such Lender’s Commitment. The obligation of each Committed Lender to fund its Lender Commitment Percentage of the portion of the Advance allocated to its Lender Group shall be several from that of each other Committed Lender in such Lender Group, and the failure of any Committed Lender to so make such amount available to the Borrower shall not relieve any other Committed Lender of its obligation hereunder.

Section 2.2. Notices Relating to Advances. [Other than with respect to the Initial Advance,] The Borrower shall give each Managing Agent written notice (a “Borrowing Notice”) no later than 4:00 p.m. (New York City time) on the Business Day immediately preceding the date of such proposed borrowing. Each Borrowing Notice shall (i) be substantially in the form of Exhibit A and (ii) specify the amount of the requested Additional Advance and the proposed date of such Additional Advance. Borrowing Notices are not required to be manually signed and may be delivered electronically.

Section 2.3. Advance Procedures. Subject to the satisfaction of the conditions precedent in Section 3.2, not later than [2:00] p.m. (New York City time) on any Business Day on which an Advance has been requested to be made, the applicable Lender or Lenders shall transfer, by wire transfer or otherwise, but in any event in immediately available funds, their respective portions of the amount of the Advance to, or at the direction of, the Borrower.

Section 2.4. Reduction of Loan Agreement Limit. The Borrower may, from time to time, on at least 15 Business Days’ prior written notice to each Managing Agent specifying the effective date of such decrease, reduce the Loan Agreement Limit and the Commitment of any Committed Lender by an amount not to exceed the excess of (a) such Committed Lender’s Commitment over the greater of (i) the Advances Outstanding funded by such Committed Lender and (ii) the product of (x) the portion of the Advances Outstanding funded by all Lenders in such Committed Lender’s Lender Group multiplied by (y) such Committed Lender’s Lender Commitment Percentage. Any reduction of the Loan Agreement Limit and the Commitment of any Committed Lender pursuant to this Section 2.4 shall be permanent.

Section 2.5. Class A Note.

(a) The portion of the Advances made by the Lenders in each Lender Group hereunder shall be evidenced by one or more Class A Notes of the Borrower issued pursuant to the Indenture and the Indenture Supplement in the name of the Managing Agent for such Lender Group.

(b) Each Class A Note shall be dated the Closing Date, and together with the other Class A Notes issued in the name of the Managing Agent for a Lender Group, shall be in the maximum aggregate principal amount of the Commitments of the Committed Lender in such Lender Group and shall otherwise be duly completed as required by the terms of the Indenture and the Indenture Supplement. At any given time, the principal amount of a Class A Note, taken

12	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

together with the other Class A Notes issued in the name of the Managing Agent for a Lender Group, shall equal the unpaid aggregate amount of the Advances Outstanding owing to the Lenders in the corresponding Lender Group. To the extent that multiple Class A Notes evidence the Advances Outstanding owing to the Lenders in a Lender Group, the Managing Agent for such Lender Group shall allocate payments of principal and interest in respect of such Advances Outstanding ratably among such Class A Notes based upon their respective principal balances.

(c) The Borrower hereby authorizes each Managing Agent to enter on a schedule attached to the applicable Class A Note a notation (which may be computer generated): (i) the date and principal amount of the portion of each Advance made in connection therewith and (ii) each repayment of principal thereunder. The failure of any Managing Agent to make a notation on the schedule to a Class A Note as aforesaid shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Class A Note.

Section 2.6. Principal Repayments.

(a) The Borrower shall repay the Advances Outstanding on each Payment Date to the extent that funds are then available therefor pursuant to the Indenture Supplement in an amount up to the Class A Monthly Principal for such Payment Date.

(b) In accordance with the terms and conditions of the Indenture and Indenture Supplement, the Advances Outstanding are payable in full on the Series Maturity Date.

(c) On each Optional Amortization Date, the Borrower shall repay the Advances Outstanding in an amount equal to the portion of the Optional Amortization Amount allocable to the Class A Notes in accordance with Section 2.2(b) of the Indenture Supplement.

(d) Each payment of Class A Monthly Principal and Optional Amortization Amount that is allocated to the Class A Notes shall be allocated to the Lender Groups pro rata based on the respective principal amounts of Advances Outstanding funded by each Lender Group.

Section 2.7. Calculation of the Funding Rates; Payment of Interest, Fees, Etc.

(a) On or before the fifth Business Day preceding each Payment Date, each Managing Agent shall calculate the Funding Rates for the Class A Notes held by it and the portion of the Interest allocable to the Class A Notes held by it for the related Interest Period and shall notify the Borrower, the Transferor and the Servicer of such rates and amount. Each Managing Agent shall allocate the Interest received in respect of the Class A Notes held by it among such Class A Notes based on the respective amounts of interest accrued thereon. On or before the second Business Day of each calendar week, each Managing Agent shall provide the Borrower with a report of (i) the weighted average of the per annum rates paid or payable by each Bank Sponsored Lender in such Lender Group from time to time as interest on or otherwise in respect of the Commercial Paper issued by such Bank Sponsored Lender to fund the making or maintenance of its share of Advances (and which may also be allocated in part to the funding of other assets of such Lender) during the immediately preceding week and (ii) the weighted average maturities of the outstanding Commercial Paper issued by such Bank Sponsored Lender to fund the making or maintenance of its share of Advances (and which may also be allocated in part to the funding of other assets of such Lender) as of the last Business Day of the immediately preceding week.

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(b) The Borrower hereby promises, solely to the extent that funds are then or thereafter available therefor pursuant to Section 4.4(a)(iii) of the Indenture Supplement, to pay Interest computed as described herein and in the Indenture Supplement. Accrued and unpaid Interest in respect of any Interest Period shall be payable on the corresponding Payment Date.

(c) All fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Interest or fee is payable over a year comprised of 360 days. Any computations by any Managing Agent of amounts payable hereunder (including, without limitation, Class A Additional Amounts) shall be supported by a certificate prepared with due care and in good faith setting forth the basis and the calculation of the requested amount (in reasonable detail).

(d) Anything in this Agreement to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement exceeds the highest rate of interest permissible under any applicable law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement shall be equal to the Maximum Lawful Rate.

(e) Each Managing Agent and each Lender hereby agrees with respect to itself that it will use commercially reasonable efforts to fund the Advance made by its Lender Group through the issuance of Commercial Paper; provided that no Managing Agent or Lender will have any obligation to use commercially reasonable efforts to fund the Advance made by its Lender Group through the issuance of Commercial Paper at any time that the funding of the Advance through the issuance of Commercial Paper would be prohibited by the program documents governing such Conduit Lender’s Commercial Paper program. Each of the Managing Agent (as to each Bank Sponsored Lender) and each Committed Lender (as to itself) covenants that the Managing Agent and such Committed Lender will promptly notify the Borrower regarding the necessity to fund any portion of the Advance other than directly or indirectly through the issuance of Commercial Paper and, in such event, the funding cost applicable to such fundings.

Section 2.8. Payments; Withholding.

(a) Making of Payments. All payments of Interest, fees, principal of the Advances and all other amounts due to the Lenders and Managing Agents hereunder or under the Fee Letter, the Indenture or the Indenture Supplement, shall be paid on the Payment Date when due (or on such other date as specified in the Indenture Supplement), in Dollars in immediately available funds to the applicable Managing Agents (or, if specified in writing by any Managing Agent, to the Lenders in its Lender Group) based upon an itemized invoice delivered to the Borrower by such Managing Agent on or before the fifth Business Day preceding such Payment Date. Payments received by any Managing Agent (or Lender) after [3:00] p.m. (New York City time) on any day will be deemed to have been received by such Managing Agent (or Lender) on the next following Business Day. Payments shall be made to each Managing Agent (or Lender) at its account in the United States specified on Schedule A or in the applicable joinder or amendment documentation or such other account as such Managing Agent shall designate in

14	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

writing to the Borrower. Each Managing Agent shall, upon receipt of such payments, promptly remit such payments (in the same type of funds received by such Managing Agent) to each Lender in its Lender Group which has an interest in such payments hereunder and pro rata among the Lenders with such interests on the basis of the respective amounts owing to such Lenders of the Obligations to which such payments relate. Such payments shall be made to each Lender at an account in the United States specified by such Lender in writing to the Managing Agent for its Lender Group.

(b) Withholding and Form Delivery. Before the first date on which any amount is payable hereunder for the account of a Lender (or any successor or assignee of a Lender in accordance with Section 5.2 of the Class A Agreement Regarding Loans or otherwise), to a Managing Agent, the Managing Agent for each Lender Group (on behalf of each Lender in such Lender Group) and for itself as intermediary (or with respect to a Lender that is not part of a Lender Group, the Lender), shall deliver to the Borrower (A) one copy of duly completed and valid documents prescribed by FATCA, and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA, and to determine the amount to deduct and withhold under FATCA, and (B) (I) one copy of duly completed and valid United States Internal Revenue Service (“IRS”) Form W-8 or W-9, as applicable (or successor applicable form and/or other documentation), from each Lender in such Lender Group (or with respect to a Lender that is not part of a Lender Group, such Lender) timely certifying that such Lender (or any successor or assignee of such Lender in accordance with Section 5.2 of the Class A Agreement Regarding Loans or otherwise) is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes (“Withholding Taxes”), and (II) in respect of the Managing Agent on its own behalf, as applicable, one copy of duly completed and valid IRS Form W-9 or original duly completed and valid IRS Form W-8 certifying that the Managing Agent is acting as an intermediary in respect of such amount payable, as applicable, (or successor applicable form and/or other documentation). Each Lender shall deliver the documents required pursuant to the previous sentence to its Managing Agent in order for such Managing Agent to comply with this Section 2.8(b). However, to the extent payments are to be made by Borrower directly to any Lender and not to the applicable Managing Agent, then (A) on or before the first payment to such Lender is to be made, such Lender shall deliver to Borrower (I) one original of duly completed and valid documents prescribed by FATCA, and such additional documentation reasonably requested by the Borrower or necessary for the Borrower to comply with its obligations under FATCA and to determine the amount to deduct and withhold under FATCA, and (II) one original duly completed and valid IRS Form W-8 or one copy of duly completed and valid IRS Form W-9, as applicable (or successor applicable form and/or other documentation), and (B) the foregoing requirements to provide documentation by and to the Managing Agent shall not apply unless payments are also to be made to the Managing Agent. The Managing Agent of each Lender Group on behalf of the Lenders in such Lender Group (or with respect to a Lender that is not part of a Lender Group, such Lender) shall timely replace or update the forms and documents described in the immediately preceding sentences for each Lender promptly upon a change in circumstances that would invalidate a form or document or otherwise change a form or document provided or upon a reasonable request by the Borrower. To the extent required by any applicable law, the Borrower may withhold from any payment to any Lender (or any Managing Agent, on behalf of any Lender) an amount equivalent to any applicable withholding tax or other deduction or withholding imposed under any applicable taxing jurisdiction,

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including any tax imposed as a result of FATCA withholding. The Managing Agent of each Lender Group agrees to hold the Borrower and its Affiliates harmless from any Withholding Taxes (including any interest and penalties) relating to payments by the Borrower to the Lenders of such Lender Group.

Section 2.9. Increased Costs, Etc.

(a) If the adoption of any applicable law, rule or regulation, or any change therein, or any clarification to or change in the interpretation, administration or implementation of any applicable law, rule or regulation by any central bank or other Governmental Authority, including, without limitation, with respect to all Taxes other than Taxes based on net income, capital, or under FATCA (a “Regulatory Change”), in each case occurring after the date of this Agreement, (i) imposes or modifies any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or any purchase by, any of the Affected Parties, (ii) has the effect of reducing an Affected Party’s rate of return in respect of the Notes on such Affected Party’s capital to a level below that which such Affected Party would have achieved but for such adoption, clarification or change or (iii) affects or would affect the amount of the capital required to be maintained by such Affected Party based upon the Commitment of any Committed Lender hereunder, the participation of any Bank Sponsored Lender in the facility contemplated hereby or the funding of any Advance, and the result of any of the foregoing is to impose a cost (other than taxes) on, or increase the cost (other than taxes) to, such Affected Party relating to the Commitment of any Committed Lender hereunder, the facility contemplated hereby or the funding of any Advance, then, upon written demand by such Affected Party in accordance with Section 2.9(e), the Borrower shall pay on the next succeeding Payment Date to the Managing Agent for the account of such Affected Party, solely to the extent that funds are then or thereafter available therefor pursuant to Section 4.4(a)(v), Section 4.4(a)(xii) and Section 4.4(a)(xv) of the Indenture Supplement, such additional amounts as will ensure that the net amount actually received by such Affected Party will compensate such Affected Party for such new or increased cost; provided that each Lender shall use commercially reasonable efforts to minimize any increased costs payable pursuant to this Section 2.9(a); it being understood that any such amounts not paid on any Payment Date as a result of the operation of Section 4.4(a)(v), Section 4.4(a)(xii) or Section 4.4(a)(xv) of the Indenture Supplement shall be due and payable on the next succeeding Payment Date in the same manner and subject to the same limitations. Notwithstanding the foregoing, no such amount shall be paid with respect to any period commencing more than thirty (30) days prior to the date such Affected Party first notifies the Borrower of its intention to demand compensation therefor under this Section 2.9(a) (the “Lookback Period”) unless (x) the Affected Party gives such notice to the Borrower not later than thirty (30) days after the Affected Party first has actual knowledge that such increased cost or reduction will occur; provided that if the change giving rise to such increased costs or reductions is retroactive, then such thirty-day period shall be extended to include the period of retroactive effect thereof or (y) the payment for such period was demanded by the Affected Party during the Lookback Period, but remained accrued and unpaid due to the unavailability of funds pursuant to the terms hereof.

(b) Anything in Section 2.9(a) to the contrary notwithstanding, if a Bank Sponsored Lender or other Affected Party enters into agreements for the acquisition of interests in receivables, notes or other financial asset from one or more Other Borrowers (or to provide

16	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

liquidity or credit support therefor), such Bank Sponsored Lender and other Affected Parties shall ratably allocate the liability for any amounts under Section 2.9(a), which are generally imposed on or applicable to such Bank Sponsored Lender or other Affected Party, to the Borrower and each Other Borrower; provided, however, that if such amounts are solely attributable to the Borrower and not attributable to any Other Borrower, the Borrower shall be solely liable for such amounts or if such amounts are attributable to Other Borrowers and not attributable to the Borrower, such Other Borrowers shall be solely liable for such amounts.

(c) Any Affected Party claiming any additional amounts payable pursuant to Section 2.9(a) agrees to use commercially reasonable efforts to designate a different office or branch of such Affected Party as its lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts to be paid by the Borrower.

(d) Upon the receipt by the Borrower of a claim for reimbursement or compensation under Section 2.9(a) by a Lender, if payment thereof shall not be waived by such Lender, the Borrower may, at any time, request one or more of the other Lenders, if any, in such Lender’s Lender Group, with the consent of the Managing Agent for such Lender Group (which consents shall not be unreasonably withheld), to acquire and assume all or a part of such Lender’s rights and obligations (if any) hereunder (a “Replacement Person”) and if no such other Lender in such Lender’s Lender Group shall become the Replacement Person, the Borrower may request such claiming Lender (or, in the case of a Bank Sponsored Lender, the Managing Agent for its Lender Group) to use its best efforts to assist the Borrower in its attempt to obtain a replacement bank, financial institution or commercial paper conduit, as applicable, satisfactory to the Borrower and consented to by the Managing Agent for the applicable Lender Group (which consents shall not be unreasonably withheld), to become the Replacement Person. In addition, upon the receipt by the Borrower of a claim for reimbursement or compensation under Section 2.9(a) by an Affected Party other than a Lender or Managing Agent, if payment thereof shall not be waived by such Affected Party, the Borrower may, at any time, request the Managing Agent for its Lender Group to obtain a replacement bank or financial institution for such Affected Party, and if such Affected Party has not been replaced within a reasonable period, such Affected Party shall be subject to replacement upon request of the Borrower as provided in the preceding sentence. Upon notice from the Borrower, a Lender being replaced hereunder shall assign, without recourse, its rights and obligations (if any) hereunder, or a ratable share thereof, to the Replacement Person or Replacement Persons designated and consented to as provided in Section 2.9(d) for a purchase price equal to the sum of the principal amount of the Advances or interests therein so assigned, all accrued and unpaid Interest thereon and any other amounts (including fees and any amounts owing under this Section 2.9) to which such Lender is entitled hereunder. Notwithstanding the foregoing, (i) no Lender which is a Managing Agent may be replaced pursuant to this Section 2.9(d) unless (A) it has consented to such replacement or (B) a successor for such Managing Agent has been duly appointed in accordance with Section 4.8 of the Class A Agreement Regarding Loans and such Managing Agent shall have received payment of all amounts to which it is entitled hereunder; and (ii) the Borrower need not make any request under this clause (d) if the replacement of any claiming Lender or Affected Party would be more economically or administratively burdensome on the Borrower than not replacing such Lender or Affected Party or if such replacement would be unlawful.

17	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(e) As soon as practical, and in any event within 30 days after learning of any event occurring after the Closing Date which could reasonably be expected to entitle an Affected Party to compensation pursuant to Sections 2.9(a) or 6.1, the applicable Managing Agent shall notify the Borrower in writing. The applicable Managing Agent or Affected Party claiming compensation under this Section 2.9 shall deliver to the Borrower, no later than the 30th day preceding the Payment Date on which compensation is requested, a notice of the amount of compensation being claimed, accompanied by a statement prepared by such Managing Agent or Affected Party, as applicable, with due care and in good faith setting forth the basis and the calculation of the amount (in reasonable detail).

(f) Funding Losses. The Borrower hereby agrees that upon written demand by any Affected Party, it will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur, as reasonably determined by such Affected Party, as a result of any failure of the Borrower to accept an Advance on the date specified therefor in the Borrowing Notice or as a result of any payment of the Advances (or any portion thereof) on a date other than: (i) the day on which the related funding source, to the extent subject to a contractual maturity date, matures, (ii) a Payment Date or (iii) any Optional Amortization Date. Such written demand shall be accompanied by a statement prepared by such Affected Party with due care and in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request, and shall be binding upon the Borrower absent demonstrable error. For the avoidance of doubt, the Borrower hereby agrees to pay any amounts claimed by an Affected Party under this Section 2.9(f) on the next Payment Date after such demand, solely to the extent that funds are then available therefor pursuant to Sections 4.4(a)(v), 4.4(a)(xii) and 4.4(a)(xv) of the Indenture Supplement; it being understood that any such amounts not paid on any Payment Date shall be due and payable on each succeeding Payment Date, in each case, solely to the extent that funds are then available therefor pursuant to Sections 4.4(a)(v), 4.4(a)(xii) and 4.4(a)(xv) of the Indenture Supplement. Each Affected Party will use reasonable efforts to minimize the costs incurred by the Borrower under this Section 2.9(f).

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1. Conditions to Initial Advance. The Lenders shall not be obligated to make the Initial Advance, until the following conditions have been satisfied, or waived in writing by, each Managing Agent:

(a) Agreements. This Agreement or counterparts hereof, the Class A Agreement Regarding Loans, the Fee Letter and the Indenture Supplement shall have been duly executed by, and delivered to, the parties hereto and each of the Related Documents shall have been delivered to each Managing Agent and shall be in full force and effect.

(b) Payment of Fees and Expenses. The Borrower shall have paid to the Lenders and each Managing Agent, or as they have directed, all fees due and payable on or before the Closing Date pursuant to any applicable Fee Letter.

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(c) Issuance of Notes. The Class A Notes shall have been duly issued to the respective Managing Agents pursuant to the terms of the Indenture, the Indenture Supplement and this Agreement, and the Class B Notes shall have been duly issued pursuant to the terms of the Indenture, the Indenture Supplement and the Class B Loan Agreement.

(d) Filings. Each Managing Agent shall have received evidence reasonably satisfactory to it of the filing of proper UCC-1 financing statements and UCC termination statements and releases as may be necessary or, in the opinion of any Managing Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the transfers contemplated by the Related Documents and the security interest of the Indenture Trustee on behalf of the Noteholders in the Collateral and to terminate or release all conflicting liens.

(e) Opinions of Counsel to GE Capital Retail Bank, the Transferor and the Borrower. Counsel to GE Capital Retail Bank, the Transferor and the Borrower shall have delivered to the Managing Agents favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Managing Agents and their respective counsel.

(f) Opinions of Counsel to the Trustee and the Indenture Trustee. Counsel to each of the Trustee and the Indenture Trustee shall have delivered to the Managing Agents a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Managing Agents and their respective counsel.

(g) No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Related Documents and the documents related thereto.

(h) Approvals and Consents. All governmental actions of all Governmental Authorities required with respect to the transactions contemplated by the Related Documents and the other documents related thereto shall have been obtained or made.

(i) Accounts. The Managing Agents shall have received evidence that the Collection Account, the Excess Funding Account and the Series Accounts have been established in accordance with the terms of the Indenture and the Indenture Supplement.

Section 3.2. Additional Conditions Precedent to each Advance. The Lenders shall not be required to make any Advance hereunder if, as of such date of such borrowing:

(a) any representation or warranty of the Borrower contained herein shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the making of the Advance on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) an Early Amortization Event, a Servicer Default or an Event of Default shall have occurred, or would result from the making of such Advance; or

19	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(c) after giving effect to the making of the Advance, (i) the amount on deposit in the Spread Account does not at least equal the Required Spread Account Amount, (ii) the Class B Note Principal Balance does not at least equal the Required Class B Note Principal Balance, (iii) the Excess Collateral Amount does not at least equal the Required Excess Collateral Amount, (iv) the Free Equity Amount does not at least equal the Minimum Free Equity Amount, or (v) the Trust Principal Balance does not at least equal the Required Principal Balance.

The acceptance by the Borrower of the proceeds of the Advance shall be deemed to constitute, as of the date of the related Advance, a representation and warranty by the Borrower that none of the events or conditions described in Section 3.2(a), (b) or (c) has occurred or exists.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Borrower. To induce the Lenders to make the Advances hereunder, the Borrower makes the following representations and warranties to the Lenders and the Managing Agents as of the Closing Date, each and all of which shall survive the execution and delivery of this Agreement and the making of the Initial Advance:

(a) Valid Existence; Compliance with Law. The Borrower (i) is a statutory trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the requisite power and authority as a statutory trust and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties and to conduct the business in which is it now engaged; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to take such action, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) is in compliance with the Borrower Trust Agreement; and (v) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of Law, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect.

(b) Power, Authorization, Etc. The execution, delivery and performance by the Borrower of this Agreement: (i) are within the Borrower’s power as a statutory trust; (ii) have been duly authorized by all necessary or proper trust action; (iii) do not contravene any provision of the Borrower Trust Agreement; (iv) do not violate any Law or any order or decree of any court or Governmental Authority in such a way that would have a Material Adverse Effect; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of the property of the Borrower is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower; and (vii) do not require the Borrower to have obtained the consent or approval of any Governmental Authority or any other Person, except those that if not obtained would not be reasonably likely to cause a Material Adverse Effect.

20	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(c) Enforceability. This Agreement is the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject as to enforcement to bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) Class A Notes. The Class A Notes have been duly and validly authorized, and, when executed and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and the Indenture Supplement, and delivered to and paid for by the respective Managing Agents in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture and the Indenture Supplement.

(e) No Litigation. No Litigation is pending against the Borrower that (i) challenges the Borrower’s right or power to enter into or perform any of its obligations under this Agreement, or the validity or enforceability of this Agreement or any action taken hereunder, (ii) seeks to prevent the consummation of any of the transactions contemplated under this Agreement, or (iii) has a reasonable likelihood of being determined adversely to the Borrower and that, if so determined, would have a Material Adverse Effect.

(f) Bankruptcy. The Borrower is not subject to any Insolvency Event.

(g) Use of Proceeds. No proceeds of the Advances received by the Borrower under this Agreement will be used for a purpose that violates or would be inconsistent with Regulations U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(h) Investment Company Act. The Borrower is not an “investment company” or “controlled by” an “investment company,” as such terms are defined in the Investment Company Act and the Borrower is not relying exclusively on the exception from the definition of “investment company” afforded by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(i) Full Disclosure. All written information furnished by the Borrower or any of its agents, representatives or Affiliates to any Lender, any Liquidity Provider or any Managing Agent, including, without limitation, information relating to the Accounts and Receivables and GE Capital Retail Bank’s credit business, that was material to the decision by such Lender, Liquidity Provider or Managing Agent to fund the Advances is true and accurate in all material respects, as of the date such information was furnished or as of the date most recently updated, as applicable (except to the extent that such furnished information relates solely to an earlier date, in which case such information is true and accurate in all material respects on and as of such earlier date)

(j) Securities Act. Assuming the accuracy of the representations and warranties of the Lenders and the Managing Agents set forth in Sections 4.2(b), (c) and (d) of this Agreement, the issuance of the Class A Notes pursuant to the terms of this Agreement, the Indenture and the Indenture Supplement will not require registration of the Class A Notes under the Securities Act.

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(k) No Event of Default. No Early Amortization Event, Servicer Default or Event of Default has occurred.

Section 4.2. Representations and Warranties of the Lenders and the Managing Agents.

(a) To induce the Borrower to enter into this Agreement, each Lender and each Managing Agent severally makes the following representations and warranties to the Borrower as of the date hereof and as of the date of each Advance, each and all of which shall survive the execution and delivery of this Agreement:

(i) it is duly incorporated or organized, validly existing and is duly qualified to do business and is in good standing in the jurisdiction of its incorporation or organization, as applicable;

(ii) the execution, delivery and performance by it of this Agreement are within its corporate, limited liability company or other relevant entity powers and have been duly authorized by all necessary corporate, limited liability company or other relevant entity action;

(iii) this Agreement has been duly executed and delivered by it; and

(iv) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general principles of equity, whether applied in a proceeding at law or in equity.

(b) Each Lender and each Managing Agent hereby acknowledges that the Class A Notes have not and will not be registered under the Securities Act and will not be registered or qualified under any applicable “blue sky” law, that it is acquiring its interest in the Class A Notes pursuant to a private placement exempt from registration under the Securities Act and that the Class A Notes will contain the restrictive legends and be subject to the transfer restrictions specified in the Indenture and the Indenture Supplement.

(c) Each Lender and each Managing Agent hereby represents and warrants to, and agrees with, the Borrower that it will only transfer its interest in the Class A Notes in accordance with the terms of the Indenture and the Indenture Supplement.

(d) Each Lender and each Managing Agent, solely as to itself, hereby represents and warrants to the Borrower (i) that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (ii) that it is not a Benefit Plan Investor nor is it funding any portion of the Advances from any account holding plan assets of any Benefit Plan Investor unless such portion of the Advances will not constitute a non-exempt prohibited transaction under ERISA or non-exempt violation of any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, and (iii) that it is not required to register as an “investment company” and is not controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

22	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(e) Each Lender and each Managing Agent hereby acknowledges that the Borrower and its Affiliates will rely upon the truth and accuracy of the representations, warranties and agreements of such Lender or Managing Agent, as applicable, contained in this Section 4.2.

Section 4.3. Certification of the Managing Agent. Each Managing Agent hereby certifies that it is either the administrator or sponsor of each Bank Sponsored Lender, if any, in its related Lender Group.

ARTICLE V

GENERAL COVENANTS OF THE BORROWER

Section 5.1. Covenants of the Borrower. The Borrower covenants and agrees that, unless otherwise consented to by the Required Lenders, from and after the Closing Date and until the Final Liquidation Date:

(a) Compliance with Agreements and Applicable Laws. The Borrower shall perform each of its obligations under this Agreement and the Borrower shall comply with all federal, state and local laws and regulations applicable to it, except to the extent that the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a statutory trust and its rights and franchises; and (ii) conduct its business as permitted hereunder and in accordance with the terms of the Borrower Trust Agreement and Section 4.1(a).

(c) Amendments to Related Documents. The Borrower (i) shall not terminate, amend, waive, supplement or otherwise modify any of the Related Documents to which it is a party, and (ii) to the extent that the Borrower has the right to consent to any termination, waiver, amendment, supplement or other modification of any Related Document to which it is not a party, the Borrower shall not give such consent, if, in the case of each of the foregoing clauses (i) and (ii), such termination, amendment, waiver, supplement or other modification would give rise to an Adverse Effect. Without the prior written consent of each Managing Agent, the Borrower shall not terminate, amend, waive, supplement or otherwise modify the Indenture or the Indenture Supplement so as to (x) reduce the Class B Pro Rata Percentage, the Required Excess Collateral Amount or the Minimum Free Equity Percentage, (y) delay the Controlled Amortization Date or (z) change the definition of “Eligible Receivable” or “Eligible Account” as such terms are defined in the Transfer Agreement. The Borrower shall deliver to each Managing Agent, reasonably promptly following the execution and delivery thereof, a copy of each amendment, waiver, supplement or other modification to any of the Related Documents, other than any such amendment, waiver, supplement or other modification relating solely to a Series other than Series 2014-VFN[—] or to an “Indenture Supplement” (as defined in the Indenture) other than the Indenture Supplement relating to Series 2014-VFN[—].

23	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(d) Inspection. From the Closing Date until the Final Liquidation Date, the Borrower, will, at any time and from time to time during regular business hours, but not more than once in any calendar year except after the occurrence and during the continuance of an Early Amortization Event, or an Event of Default, on at least ten Business Days’ written notice, to the Borrower, permit each Managing Agent and their designated agents or representatives, all acting on a coordinated basis, at the ratable cost and expense of the Managing Agents (or during the continuance of an Early Amortization Event, or an Event of Default, at the cost and expense of the Borrower, which shall be limited to the reasonable out-of-pocket (and invoiced) costs and expenses incurred by the Managing Agents in connection therewith), (i) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of or reasonably accessible to the Borrower, relating to the Receivables, (ii) to visit the offices and properties of the Borrower for the purpose of examining such materials, and (iii) to consult with employees, agents and representatives of the Borrower in connection with the foregoing. In addition, the Borrower will exert reasonable efforts to cause the Servicer and GE Capital Retail Bank to permit examination of their respective books and records, visits to their respective offices and consultations with their respective employees, all on a basis consistent with the description above of such inspection rights with respect to the Borrower.

(e) Certain Rating Agency Matters. If there shall be outstanding a Class of Notes that is rated “AAA” or the equivalent by one or more of Fitch, Moody’s and S&P (a “‘AAA’-Rated Class”) and, as a condition to any proposed action by the Borrower or the Transferor, the “Rating Agency Condition” pursuant to (and as defined in) any Related Document must be satisfied with respect to such proposed action, then the Borrower will not take such action or will object to the taking of such action by the Transferor, as applicable, unless (i) the “Rating Agency Condition” (pursuant to and as defined in each applicable Related Document) is satisfied and (ii) the benefit of any modification to the ‘AAA’-Rated Class required by an applicable rating agency as a condition to satisfaction of any such “Rating Agency Condition” is also extended to the Class A Notes. In addition, if no ‘AAA’-Rated Class is outstanding, the Borrower will not take any action or will object to the taking of any action by the Transferor that is subject to satisfaction of the “Rating Agency Condition” pursuant to (and as defined in) any Related Document unless each Managing Agent has consented to such action. The Borrower will not object to the taking of any action by the Transferor that requires satisfaction of the Rating Agency Condition unless required to object to such action pursuant to this Section 5.1(e). In connection with any consent required pursuant to Section 4.2(e) of the Indenture Supplement, each Managing Agent is hereby authorized to provide, and hereby agrees that it shall provide, such consent to the extent that (i) such consent is requested at any time that there is an outstanding ‘AAA’-Rated Class, (ii) the “Rating Agency Condition” (pursuant to and as defined in each applicable Related Document) is satisfied and (iii) the benefit of any modification to the ‘AAA’-rated Class of Notes required by an applicable rating agency as a condition to satisfaction of any such “Rating Agency Condition” is also extended to the Class A Notes.

Section 5.2. Reporting Requirements of the Borrower. The Borrower shall promptly deliver or cause to be delivered to each Managing Agent (i) each report required to be delivered pursuant to Section 5.2(a) or 5.2(b) of the Indenture Supplement, (ii) copies of all annual Servicer certificates delivered pursuant to Section 2.8 of the Servicing Agreement, and (iii) copies of all reports of independent public accountants furnished pursuant to Section 2.9 of the Servicing Agreement. The Borrower shall provide the Managing Agent notice of any Series 2014-[    ] Early Amortization Event, Trust Early Amortization Event or Event of Default.

24	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

ARTICLE VI

INDEMNIFICATION

Section 6.1. Indemnities by the Borrower.

(a) Without limiting any other rights that any Managing Agent, Lender or Liquidity Provider or any director, manager, officer, employee or agent, organizer or incorporator of any Managing Agent, Lender or Liquidity Provider (each a “Lender Indemnified Person”) may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Lender Indemnified Person from and against any and all Indemnified Amounts, which may be awarded against or incurred by any Lender Indemnified Person to the extent arising out of or relating to (i) any breach of the Borrower’s obligations under this Agreement, (ii) the financing of, or maintenance of the financing with respect to, the Class A Notes, or (iii) this Agreement and the transactions contemplated hereby, excluding, however, (A) Indemnified Amounts to the extent resulting from bad faith, gross negligence or willful misconduct on the part of such Lender Indemnified Person or the breach by any Lender Indemnified Person of any representation, covenant or other obligation in this Agreement or any other Related Document, (B) Indemnified Amounts to the extent such Indemnified Amounts relates to Taxes or other amounts payable by the Borrower under Sections 2.8 or 2.9, (C) recourse for the payment of principal of or interest on, or other amounts due in respect of, the Class A Notes as a result of nonpayment by Obligors on the Receivables. Without limiting or being limited by the foregoing, but subject to the exclusions in the preceding sentence, the Borrower shall pay to each affected Lender Indemnified Person any and all amounts necessary to indemnify such Lender Indemnified Person from and against any and all Indemnified Amounts relating to or resulting from:

(A) reliance on any representation or warranty made or deemed made by the Borrower under or in connection with this Agreement, or any report or other information delivered by the Borrower pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered; or

(B) the failure by the Borrower to comply in any material respect with any term, provision or covenant contained in this Agreement or any agreement executed by it in connection with this Agreement or with any applicable Law.

Amounts owing pursuant to this Section 6.1 shall be due and payable on the next succeeding Payment Date following written demand therefor by the applicable Lender Indemnified Person to the Borrower (with a copy to the Managing Agent of such Lender Indemnified Person’s corresponding Lender Group). On such Payment Date, the Borrower shall pay to the applicable Managing Agent, solely to the extent that funds are then or thereafter available therefor pursuant to Section 4.4(a)(v), Section 4.4(a)(xii) or Section 4.4(a)(xv) of the Indenture Supplement, for the benefit of such Lender Indemnified Person, such amount or amounts owing pursuant to this Section 6.1, it being understood that any such amounts not paid on any Payment Date as a result of the operation of Section 4.4(a)(v), Section 4.4(a)(xii) or Section 4.4(a)(xv) of the Indenture Supplement shall be due and payable on the next succeeding Payment Date.

25	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(b) In the event any proceeding (including any governmental investigation) shall be instituted involving any Lender Indemnified Person in respect of which indemnification is sought pursuant to this Section 6.1, such Lender Indemnified Person or the applicable Managing Agent shall promptly notify the Borrower in writing and the Borrower shall have the option to assume the defense thereof. In any such proceeding, the applicable Lender Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Lender Indemnified Person unless (i) the Borrower has failed to assume the defense thereof, (ii) the Borrower and such Lender Indemnified Person shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Borrower and such Lender Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Borrower shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the applicable Lender Indemnified Person. The Borrower shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Borrower agrees to indemnify the applicable Lender Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Borrower shall not, without the prior written consent of the applicable Lender Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Lender Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Lender Indemnified Person, unless such settlement includes an unconditional release of such Lender Indemnified Person from all liability on claims that are the subject matter of such proceeding.

Section 6.2. Limitation of Damages; Indemnified Persons. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile, email, or other electronic transmission

26	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(with such transmission promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 7.1), or upon receipt, when sent by e-mail to the e-mail address provided by the recipient, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number or e-mail address indicated below or in Schedule A hereto, or to such other address, facsimile number or e-mail address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than a Managing Agent or Lender) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

If to the Borrower:

GE Capital Credit Card Master Note Trust

c/o The Bank of New York Mellon

101 Barclay Street

Floor 7 West (ABS Unit)

New York, New York 10286

Attention: Antonio Vayas

Facsimile: (212) 815-2493

with a copy to the Administrator:

General Electric Capital Corporation, as Administrator

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention: Securitization Manager

Facsimile: (718) 247-5839

Section 7.2. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, each Managing Agent, each Lender and their respective successors and permitted assigns. The Borrower may not assign, transfer, hypothecate or otherwise convey any of its respective rights or obligations hereunder or interests herein. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without the prior express written consent of each Managing Agent shall be void. Except as provided in Section 4.2 of the Class A Agreement Regarding Loans, no Lender may assign, participate, grant security interests in, or otherwise transfer any portion of the Class A Notes without the prior written consent of the Borrower. Each Lender that sells a participation shall, acting solely for this purpose as an agent

27	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances; provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or letters of credit) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or letter of credit is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in such register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Lenders and the Managing Agent hereby agree not to amend, waive, terminate or otherwise modify the Class A Agreement Regarding Loans without the prior written consent of the Borrower. Notwithstanding anything to the contrary herein or in the Class A Agreement Regarding Loans, each Bank Sponsored Lender agrees that it will not permit the syndication of any Bank Sponsored Lender Liquidity Arrangement to any Person that is not a Committed Lender in such Bank Sponsored Lender’s Lender Group on the date hereof without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. The Borrower hereby consents to any assignment, sale, participation or other transfer of any Class A Note or any interest therein without delivery of an Investment Letter (as defined in the Class A Agreement Regarding Loans) to the extent contemplated in Section 4.2 of the Class A Agreement Regarding Loans.

(b) In the event any Managing Agent or Lender assigns all of their right, title and interest hereunder and under all other Related Documents, including its portion of Advances Outstanding and interest thereon; all references in the Related Documents to “Managing Agent,” “Lender,” “Bank Sponsored Lender,” “Committed Lender” and “Affected Party” in any capacity shall mean and refer to the applicable assignee(s).

Section 7.3. Termination; Survival. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Liquidation Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower pursuant to Article IV, the indemnification and payment provisions of Section 2.9 and Article VI and Sections 7.4, 7.5, 7.6, 7.7, 7.10 and this Section 7.3 shall be continuing and shall survive the Final Liquidation Date.

Section 7.4. Costs, Expenses and Taxes.

(a) The Borrower is liable for all of its own out-of-pocket fees, costs and expenses incurred in connection with the negotiation, preparation and the carrying out of its obligations under this Agreement and the other Related Documents. Except as otherwise agreed in any Fee Letter, the Borrower shall have no obligation to pay any fees, costs or expenses incurred by any Managing Agent or any Lender in connection with the negotiation and preparation of this Agreement and the other Related Documents and the funding of the Advances hereunder.

(b) The Borrower shall reimburse each Managing Agent for all reasonable and necessary out-of-pocket fees, costs and expenses incurred by it in connection with any attempt to enforce any remedies of any Managing Agent or Lender against the Borrower or any other

28	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default or Early Amortization Events.

(c) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Lender Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

Section 7.5. Limited Recourse.

(a) No recourse under any obligation, covenant or agreement of any Bank Sponsored Lender or the Borrower contained herein shall be had against any incorporator, organizer, stockholder, member, manager, officer, director, employee or agent of such Bank Sponsored Lender or Borrower, as applicable, its respective manager or administrative agent or any Managing Agent or any of their Affiliates by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate, limited liability company or other relevant entity obligation of such Bank Sponsored Lender or Borrower, as applicable, individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, organizer, stockholder, member, manager, officer, director, employee or agent of such Bank Sponsored Lender or Borrower, as applicable, its respective manager or administrative agent or any Managing Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Bank Sponsored Lender or Borrower, as applicable, contained in this Agreement or any Related Document, or implied therefrom, and that any and all personal liability for breaches by such Bank Sponsored Lender or Borrower, as applicable, of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, organizer, stockholder, member, manager, officer, director, employee or agent of such Bank Sponsored Lender or Borrower, as applicable, its respective manager or administrative agent or any Managing Agent or any of their Affiliates is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

(b) Notwithstanding anything to the contrary contained herein, any obligations of each Bank Sponsored Lender hereunder to any party hereto are solely the corporate, limited liability company or other relevant entity obligations of such Bank Sponsored Lender and shall be payable at such time as funds are received by or are available to such Bank Sponsored Lender in excess of funds necessary to pay in full all of its outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Bank Sponsored Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against a Bank Sponsored Lender shall be subordinated to the payment in full of all of its Commercial Paper or other senior debt obligations.

29	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(c) Notwithstanding anything to the contrary contained herein, the obligations of the Borrower under this Agreement are solely the trust obligations of the Borrower and, in the case of obligations of the Borrower other than payments in respect of principal and interest on the Class A Notes, shall be payable at such time as funds are available to the Borrower pursuant to the Indenture Supplement and, to the extent funds are not available pursuant to the Indenture Supplement to pay such obligations, the claims relating thereto shall not constitute a claim against the Borrower but shall continue to accrue. Each party hereto agrees that the payment by the Borrower of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party hereunder shall be paid in the priority set forth in Section 4.4 of the Indenture Supplement.

Section 7.6. Confidentiality.

(a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each of the parties to this Agreement shall otherwise consent in writing, (x) each Lender and Managing Agent party to this Agreement agrees to maintain the confidentiality of this Agreement, the other Related Documents and Records (including the contents thereof) (and all drafts hereof and documents ancillary hereto or thereto) and all non-public information pertaining to the Borrower or any Affiliate thereof and (y) the Borrower agrees to maintain the confidentiality of any reports provided by each Managing Agent pursuant to Section 2.7(a), in each case in its communications with third parties and not to disclose, deliver or otherwise make available any such documents or information to any third party (other than its directors, managers, officers, employees, auditors, accountants or counsel so long as such parties (i) are involved in the administration of the transactions contemplated by this Agreement or require information about such transactions in order to perform or provide their respective duties or services for the benefit of any Affected Party or Lender Indemnified Person, and (ii) (A) are informed of the confidential nature of such document or information and the terms of this Section 7.6, and (B) are subject to confidentiality restrictions generally consistent with this Section 7.6). The Borrower’s rights under this clause (a) shall survive the termination of this Agreement.

(b) Each Lender and Managing Agent party to this Agreement agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of Borrower (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such party shall consult with Borrower prior to the issuance of such news release or public announcement.

30	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(c) Notwithstanding any of the foregoing, each Lender and Managing Agent may disclose or deliver any document or information (other than any Record or any of the contents thereof with respect to clauses (i) (other than with respect to its attorneys, auditors and permitted assigns) through (iv) below):

(i) to any of such party’s independent attorneys, consultants, accountants and auditors, and to any party’s Liquidity Providers, providers of program credit enhancement to a Bank Sponsored Lender or in respect of its Commercial Paper or any actual or potential assignees of, or participants in, any of the rights or obligations of any Lender or the Liquidity Providers in connection with this Agreement (but only to the extent that such assignees are permitted assignees pursuant to the terms of this Agreement and the Class A Agreement Regarding Loans), who (A) are informed by such party of the confidential nature of such document or information and the terms of this Section 7.6, and (B) are subject to confidentiality restrictions generally consistent with this Section 7.6 to which the Borrower is a beneficiary,

(ii) to any rating agency that maintains a rating for any Bank Sponsored Lender’s or RIC’s Commercial Paper or is considering the issuance of such a rating (including, without limitation, disclosure to a rating agency pursuant to Rule 17g-5), for the purposes of reviewing the credit of any Lender or RIC in connection with such rating,

(iii) to any other party to any Related Document, for the purposes contemplated thereby,

(iv) in the case of any Bank Sponsored Lender party to this Agreement on the Closing Date, to any first loss provider for such Bank Sponsored Lender as of the Closing Date who (A) is informed by such party of the confidential nature of such document or information and the terms of this Section 7.6 and (B) is subject to confidentiality restrictions generally consistent with this Section 7.6, or

(v) to any Person to the extent required by law, rule, regulation or legal process or in connection with any legal or regulatory inquiry, review, oversight or proceeding to which any party hereto or any Affected Party or any Affiliates thereof is subject.

In the case of any disclosure permitted by clause (v) above (except for monthly statements delivered to a Lender pursuant to Section 5.2(a) of the Indenture Supplement or information provided to a Lender or the Managing Agent on or before the date hereof), each Lender and Managing Agent shall use its best efforts, to the extent permitted by law, rule or regulation, to (x) provide the Borrower, the Transferor or the Servicer, as applicable, with advance notice of any such disclosure and (y) cooperate with the Borrower, the Transferor or the Servicer, as applicable, in limiting the extent or effect of any such disclosure.

(d) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE OBLIGATIONS OF CONFIDENTIALITY CONTAINED HEREIN SHALL NOT APPLY TO THE FEDERAL TAX STRUCTURE OR FEDERAL TAX TREATMENT OF THIS TRANSACTION, AND EACH PARTY (AND ANY EMPLOYEE, REPRESENTATIVE OR AGENT OF ANY PARTY) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE FEDERAL TAX STRUCTURE AND FEDERAL TAX TREATMENT OF THIS TRANSACTION. THE PRECEDING SENTENCE IS INTENDED TO CAUSE THIS TRANSACTION TO BE TREATED AS NOT HAVING BEEN OFFERED UNDER CONDITIONS OF CONFIDENTIALITY FOR PURPOSES OF SECTION 1.6011-

31	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

4(B)(3) (OR ANY SUCCESSOR PROVISION) OF THE TREASURY REGULATIONS PROMULGATED UNDER THE CODE, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH SUCH PURPOSES. IN ADDITION, EACH PARTY ACKNOWLEDGES THAT IT HAS NO PROPRIETARY OR EXCLUSIVE RIGHTS TO THE FEDERAL TAX STRUCTURE OF THIS TRANSACTION OR ANY FEDERAL TAX MATTER OR FEDERAL TAX IDEA RELATED TO THIS TRANSACTION.

Section 7.7. No Proceedings. The Borrower hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which all Commercial Paper and other rated indebtedness of a Bank Sponsored Lender has been indefeasibly paid in full, it will not, directly or indirectly, institute or cause to be instituted against such Bank Sponsored Lender, or join any other Person in instituting or causing to be instituted against such Bank Sponsored Lender, any proceeding of the type referred to in the definition of “Insolvency Event” set forth in the Indenture; provided that, subject to Section 7.5, the foregoing shall not in any way limit the Borrower’s right to pursue any other creditor rights or remedies that the Borrower may have for claims against any Bank Sponsored Lender.

Section 7.8. Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof, and may not be modified, altered or amended except as set forth in Section 7.9.

Section 7.9. Amendments and Waivers.

(a) No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders; provided that no such amendment, modification, termination or waiver shall, unless signed by each Lender directly affected thereby, (i) increase the Commitment of a Committed Lender or the Group Limit of a Lender Group, (ii) reduce the Advances Outstanding or the rate used to calculate Interest or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Advances Outstanding or Interest, fees or other amounts payable on the Advances Outstanding or (iv) change the Commitment of a Committed Lender as a percentage of the Loan Agreement Limit.

(b) No amendment, modification, termination or waiver of any provision of the Class A Agreement Regarding Loans, or any consent to any departure by any party thereto, shall in any event be effective unless the same shall be in writing and signed by the Borrower.

(c) The failure by any Managing Agent or Lender, at any time or times, to require strict performance by the Borrower of any provision of this Agreement or any Class A Note shall not waive, affect or diminish any right of any Managing Agent or Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement, and no breach or default by the Borrower hereunder, shall be

32	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

deemed to have been suspended or waived by any Managing Agent or Lender unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such Managing Agent or Lender and directed to the Borrower specifying such suspension or waiver. The rights and remedies of each Managing Agent and Lender under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Managing Agent or Lender may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

Section 7.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401(1) AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY MANAGING AGENT OR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY MANAGING AGENT OR LENDER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

33	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Electronic delivery of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

Section 7.12. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.13. Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.14. Servicing Agreement; Borrower Administration Agreement. The Managing Agents and the Lenders hereby acknowledge that they have been advised that the Borrower has entered into the Servicing Agreement and the Borrower Administration Agreement and as a result, the Servicer or any permitted sub-servicer under the Servicing Agreement or the Administrator or any permitted sub-administrator may act on behalf of the Borrower for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Borrower hereunder, and the Managing Agents and the Lenders agree that any such action taken by the Servicer, such sub-servicer, the Administrator or such sub-administrator in accordance with the terms hereof on behalf of the Borrower hereunder shall satisfy the Borrower’s obligations hereunder with respect thereto.

Section 7.15. Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Borrower, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is

34	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this document.

Section 7.16. Replacement of Downgraded Bank Sponsored Lenders. If the Commercial Paper of any Bank Sponsored Lender ceases to be rated at least A-1 by S&P and P-1 by Moody’s, the Borrower may request that the Managing Agent for the Lender Group that includes such downgraded Bank Sponsored Lender use reasonable efforts to remove such downgraded Bank Sponsored Lender as a Bank Sponsored Lender or to replace such downgraded Bank Sponsored Lender with a new Bank Sponsored Lender whose Commercial Paper has the requisite ratings. Each Managing Agent agrees to cooperate with the Borrower to effect any such removal or replacement, but no Managing Agent shall have any obligation to remove a downgraded Bank Sponsored Lender if as a result thereof the applicable Lender Group would not include a Bank Sponsored Lender or to replace a downgraded Bank Sponsored Lender with a new Bank Sponsored Lender that is not administered by such Managing Agent or an Affiliate of such Managing Agent. In addition, to the extent a downgraded Bank Sponsored Lender cannot be removed or replaced as described above, the Lenders and the Managing Agent in the applicable Lender Group agree, if the Borrower so requests, to assign not less than all of their rights and obligations under the Loan Agreement and the other Related Documents to the members of one or more existing Lender Groups or to financial institutions that will comprise one or more new Lenders Groups. Any such assignment shall be made pursuant to documentation reasonably satisfactory to the assigning Lenders and Managing Agent and shall be subject to the prior payment to the assigning Lenders and Managing Agent of all amounts owing to them hereunder and under the Related Documents.

Section 7.17. Consent and Release.

(a) Each of the Lenders and the Managing Agent hereby consents to (1) the assignment by General Electric Capital Corporation and the assumption by Synchrony Financial or any Affiliate thereof of the duties of the Administrator under the Administration Agreement on any date on or after the date hereof (the “Administration Assignment”), (2) the assignment by General Electric Capital Corporation and assumption by Synchrony Financial or any Affiliate of GE Capital Retail Bank of the duties of Servicer under the Servicing Agreement on any date on or after the date hereof (the “Servicing Assignment”) and (3) an amendment to the Servicing Agreement on or after the date hereof to provide that (i) the resignation of General Electric Capital Corporation, as contemplated by the Servicing Assignment, shall not be subject to the condition in Section 6.1 of the Servicing Agreement requiring satisfaction of the Rating Agency Condition and (ii) the appointment of Synchrony Financial or any Affiliate of GE Capital Retail Bank as successor Servicer shall not be subject to the condition in Section 6.2 of the Servicing Agreement that any successor Servicer have a long-term debt rating of at least “Baa3” by Moody’s and “BBB-” by S&P (the “Servicing Agreement Amendment” and, together with the Administration Assignment and the Servicing Assignment, the “Program Changes”). The Lenders and Managing Agent consents to any additional amendments to the Related Documents necessary or desirable to effectuate or document the Program Changes.

35	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

(b) Effective as of the date of the Administration Assignment, and notwithstanding anything to the contrary in the Administration Agreement, each Lender and Managing Agent, for itself and on behalf of its successors and assignees, does hereby release, remise, forgive and forever discharge General Electric Capital Corporation, in its capacity as administrator under the Borrower Administration Agreement, from all claims, counterclaims, actions, causes of action (including any relating in any manner to any existing litigation or investigation), suits, obligations, controversies, debts, liens, contracts, agreements, covenants, promises, liabilities, damages, penalties, demands, threats, compensation, losses, costs, judgments, orders, interest, fee or expense (including attorneys’ fees and expenses) or other similar items of any kind, type, nature, character or description of such Lender and Managing Agent (“Claims”), in each case arising out of General Electric Capital Corporation’s duties or obligations as Administrator or any action taken or not taken by General Electric Capital Corporation under the Administration Agreement, including, whether in law, equity or otherwise, whether now known or unknown, whether in contract or in tort, whether choate or inchoate, whether contingent or vested, whether liquidated or unliquidated, whether fixed or unfixed, whether matured or unmatured, whether suspected or unsuspected and whether or not concealed, sealed or hidden or that may be asserted by such Lender and Managing Agent, through such Lender and Managing Agent or otherwise on the behalf of such Lender and Managing Agent, in each case arising out of General Electric Capital Corporation’s duties or obligations as Administrator or any action taken or not taken by General Electric Capital Corporation under the Borrower Administration Agreement, which existed at any time on or prior to the date hereof, including relating or purportedly relating in any manner whatsoever to any facts, known or unknown, in existence on or at any time prior to the date hereof, by or in favor of such Lender and Managing Agent.

(c) General Electric Capital Corporation intends to enter into a subservicing agreement with Synchrony Financial, or any Affiliate thereof (the “Subservicer”) pursuant to which General Electric Capital Corporation will delegate to such Person substantially all of the duties and obligations of General Electric Capital Corporation as Servicer under the Related Documents (such agreement, the “Subservicing Agreement”). Effective as of the Delegation Date (as defined below), each Lender and Managing Agent, for itself and on behalf of its successors and assignees, does hereby release, remise, forgive and forever discharge General Electric Capital Corporation from all Claims arising out of General Electric Capital Corporation’s duties or obligations as Servicer or any action taken or not taken by General Electric Capital Corporation under the Servicing Agreement, to the extent any such duties or obligations have been delegated to Subservicer under the Subservicing Agreement or such action, or failure to act, as applicable, was attributable to the actions or failure to act by Subservicer in accordance with the Subservicing Agreement, including, whether in law, equity or otherwise, whether now known or unknown, whether in contract or in tort, whether choate or inchoate, whether contingent or vested, whether liquidated or unliquidated, whether fixed or unfixed, whether matured or unmatured, whether suspected or unsuspected and whether or not concealed, sealed or hidden or that may be asserted by such Lender and Managing Agent, through such Lender and Managing Agent or otherwise on the behalf of such Lender and Managing Agent, which existed at any time on or prior to the date hereof or the Delegation Date,

36	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

including relating or purportedly relating in any manner whatsoever to any facts, known or unknown, in existence on or at any time prior to the date hereof or prior to the Delegation Date, by or in favor of such Lender and Managing Agent (collectively, the “Servicing Liability Release”). The foregoing Servicing Liability Release shall be effective on the date (the “Delegation Date”) on which the Subservicer agrees in writing to indemnify the Lenders and the Managing Agent for any Claims that are released pursuant to the Servicing Liability Release. For the avoidance of doubt, and notwithstanding anything to the contrary in the Servicing Liability Release:

(i) in accordance with Section 2.1 of the Servicing Agreement, Servicer shall remain liable for the performance of the duties and obligations delegated to the Subservicer, and

(ii) the Borrower shall not be deemed party to the Subservicing Agreement or the Servicing Liability Release, and the Servicing Liability Release shall be solely between the Lenders, the Managing Agents and General Electric Capital Corporation, and shall not cause a release of any of the Servicer’s duties and obligations under the Servicing Agreement, or otherwise limit any rights of the Borrower under the Servicing Agreement, or any rights of the Indenture Trustee as assignee of the Borrower’s rights thereunder or any rights of any other Noteholder, and shall not limit the rights of the Lenders or the Managing Agents, as Noteholders, to direct the Indenture Trustee in enforcing the Servicing Agreement or in exercising any other right available to the Indenture Trustee under the Indenture.

(d) Each Lender and Managing Agent, for itself and on behalf of its successors and assignees, fully and forever agrees and covenants not to initiate, file, prosecute, plead, sustain or maintain any complaint, action, cause of action, suit, petition or claim with or before any judicial, quasi judicial, administrative or regulatory court, tribunal, board, regulatory authority, hearing officer, judge, magistrate or similar authority, or with or before any arbitrator, mediator or arbitration or mediation authority, directly or indirectly, against General Electric Capital Corporation for any and all manner of Claims that are the subject of the releases set forth above; provided that the Borrower shall not be deemed a party to the releases set forth above, and such releases shall not limit the rights of the Lenders or the Managing Agents, as Series 2014-VFN1 Noteholders, to direct the Indenture Trustee in enforcing the Servicing Agreement or in exercising any other right available to the Indenture Trustee under the Indenture.

[Signatures Follow]

37	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER	GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Borrower

By General Electric Capital Corporation, as Administrator

By:
Name:
Title:

S-1	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

[—] LENDER GROUP[1]	[—], as a Bank Sponsored Lender in the [—] Lender Group

By:
Name:
Title:

[—], as a Committed Lender in the [—] Lender Group

By:
Name:
Title:

[—], as the Managing Agent for the [—] Lender Group

By:
Name:
Title:

[1]	To be repeated as necessary for multiple Lender Groups.

S-2	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

Exhibit A

Form of Borrowing Notice

TO:	The Managing Agents

RE:	Borrowing Notice

Gentlemen and Ladies:

This Borrowing Notice is delivered to you pursuant to Section 2.2 of the Amendment and Restated Loan Agreement (Series 2010-VFN1, Class A), dated as of [            ], 2014 (the “Class A Loan Agreement”) by and among GE Capital Credit Card Master Note Trust, a statutory trust organized under the laws of the State of Delaware (the “Borrower”), the Lenders parties thereto and the Managing Agents for the Lender Groups parties thereto. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement.

The Borrower hereby requests that on [            ], an Advance be made in the aggregate principal amount of $        .

Please wire your Lender Group’s pro rata share (based on the proportion that your Lender Group’s Group Limit bears to the Class A Loan Agreement Limit) of $        to [            ].

The Borrower has caused this Borrowing Notice to be executed and delivered by its duly authorized officer or representative this      day of             ,         .

A-1	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Borrower

By: General Electric Capital Corporation, as Administrator

By:
Name:
Title:

A-2	GE Capital Credit Card Master Note Trust, Loan Agreement (Series 2014-VFN[—], Class A)

SCHEDULE A

LENDER GROUPS, BANK SPONSORED LENDERS,

COMMITTED LENDERS, MANAGING AGENTS AND RELATED INFORMATION

Lender Group	Bank Sponsored Lender(s)	Committed Lender(s)	Class A Commitment Amount	Managing Agent	Address/Telecopy for Email Notices	Account for Funds Transfer

[•]	[•]	[•]	[•]	[•]	[•]	[•]

-i-